Exhibit 10.5

PRIVATE PLACEMENT SHARES PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT SHARES PURCHASE AGREEMENT, dated as of August 12, 2021 (as it may from time to time be amended, this “Agreement”), is entered into by and between Armada Acquisition Corp. I, a Delaware corporation (the “Company”), and Armada Sponsor LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS:

The Company intends to consummate an initial public offering (the “Public Offering”) of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one-half of one warrant, each whole warrant exercisable for one share of Common Stock (each, a “Warrant”);

The Purchaser has agreed to purchase, at a price of $10.00 per share, an aggregate of 459,500 shares of common stock (each, a “Share”) (the “Private Placement Shares”); and

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1.  Authorization, Purchase and Sale; Terms of the Private Placement Shares.

A. Authorization of the Private Placement Shares.  The Company has duly authorized the issuance and sale of the Private Placement Shares to the Purchaser.

B. Purchase and Sale of the Private Placement Shares.

(i)  Simultaneously with the consummation of the Public Offering or on such earlier time and date as may be mutually agreed by the Purchaser and the Company (the “Initial Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, an aggregate of 459,500 Private Placement Shares at a price of $10.00 per Share for an aggregate purchase price of $4,595,000 (the “Purchase Price”). Purchaser shall pay the Purchase Price by wire transfer of immediately available funds to the trust account (the “Trust Account”) maintained by Continental Stock Transfer & Trust Company, acting as trustee (“Continental”), at least one (1) business day prior to the date of effectiveness (the “Effective Date”) of the registration statement relating to the Public Offering (the “Registration Statement”).  On the Initial Closing Date, upon the payment by the Purchaser of the Purchase Price, the Company, at its option, shall deliver a certificate evidencing the Private Placement Shares purchased on such date duly registered in the Purchaser’s name to the Purchaser or effect such delivery in book-entry form.

C. Terms of the Private Placement Shares.

(i)  The Private Placement Shares are substantially identical to the Shares to be offered in the Public Offering except: (a) as provided in that letter agreement, dated as of the date hereof (the “Letter Agreement”), by and among the Company, the Purchaser, Northland Securities, Inc. and each of the Company’s officers, directors and other signatories thereto, and (b) the Private Placement Shares are being purchased pursuant to an exemption from the registration requirements of the Securities Act (as defined below) and will become freely tradable only after the expiration of the lockup described below and they are registered pursuant to the Registration Rights Agreement (as defined below) or an exemption from registration is available, and the restrictions described above in clause (a) have expired.

(ii) The Purchaser hereby agrees not to transfer, assign or sell any of the Private Placement Shares until 30 days after the Company's completion of its initial Business Combination transaction. The foregoing transfer restrictions shall not apply to transfers by the Purchaser or by the recipient of any below-described transfer (such recipient, a "Permitted Transferee"):

(a) to the Company's officers or directors, any affiliates or family members of the Company's officers or directors, any members of the Purchaser, or any affiliates of the Purchaser;

(b) in the case of an individual, by gift to a member of the individual's immediate family or to a trust, the beneficiary of which is a member of the individual's immediate family or an affiliate of such person, or to a charitable organization;

(c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual;

(d) in the case of an individual, pursuant to a qualified domestic relations order;

(e) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased;

(f) in the event of the liquidation of the Company prior to the Company's completion of its initial Business Combination;

(g) by virtue of the laws of the State of Delaware or the Purchaser's limited liability company agreement, as amended, upon dissolution of the Purchaser.

provided, however, that except with the Company's prior consent, in the case of clauses (a) through (e), or (g), above, the Permitted Transferee must enter into a written agreement agreeing to be bound by these transfer restrictions and by the same agreements entered into by the Purchaser with respect to the Private Placement Shares.

(iii)  On the Effective Date, the Company and the Purchaser shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchaser relating to the Private Placement Shares.

Section 2.  Representations and Warranties of the Company.  As a material inducement to the Purchaser to enter into this Agreement and purchase the Private Placement Shares, the Company hereby represents and warrants to the Purchaser (which representations and warranties shall survive the Closing Date) that:

A. Incorporation and Corporate Power.  The Company is duly incorporated, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company.  The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i)  The execution, delivery and performance of this Agreement and the Private Placement Shares have been duly authorized by the Company as of the Closing Date.  This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii)  The execution and delivery by the Company of this Agreement, the issuance and sale of the Private Placement Shares, and the fulfillment, of and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of the Closing Dates (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s share capital or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the second amended and restated certificate of incorporation and bylaws of the Company (in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering), or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C. Title to Securities.  Upon issuance in accordance with, and payment pursuant to, the terms hereof and the second amended and restated certificate of incorporation and bylaws of the Company, and upon registration in the register of members of the Company, the Private Placement Shares will be duly and validly issued as fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof, and upon registration in the register of members of the Company, the Purchaser will have good title to the Private Placement Shares purchased by it, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

D. Governmental Consents.  No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

E. Regulation D Qualification. Neither the Company nor, to its actual knowledge, any of its officers, directors or beneficial stockholders of 20% or more of its outstanding securities, has experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

Section 3.  Representations and Warranties of the Purchaser.  As a material inducement to the Company to enter into this Agreement and issue and sell the Private Placement Shares to the Purchaser, the Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive the Closing Date) that:

A. Organization and Requisite Authority.  The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of the Closing Date conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Purchaser is subject.

C. Investment Representations.

(i) The Purchaser is acquiring the Private Placement Shares, for the Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act and the Purchaser has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

(iii) The Purchaser understands that the Private Placement Shares are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Private Placement Shares.

(iv) The Purchaser decided to enter into this Agreement not as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act.

(v) The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Private Placement Shares which have been requested by the Purchaser.  The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company.  The Purchaser understands that its investment in the Private Placement Shares involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Private Placement Shares.

(vi) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Private Placement Shares or the fairness or suitability of the investment in the Private Placement Shares by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Private Placement Shares.

(vii) The Purchaser understands that: (a) the Private Placement Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Private Placement Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  The Private Placement Shares will bear a legend and appropriate “stop transfer” instructions (or an appropriate notation if the Private Placement Shares are issued in book entry form) relating to the foregoing. The Purchaser further understands that the Securities and Exchange Commission (the “SEC”) has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial business combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company.  Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Private Placement Shares until the one-year anniversary following consummation of an initial business combination despite technical compliance with the requirements of such Rule.

(viii) The Purchaser has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Private Placement Shares and is able to bear the economic risk of an investment in the Private Placement Shares in the amount contemplated hereunder for an indefinite period of time.  The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Private Placement Shares.  The Purchaser can afford a complete loss of its investment in the Private Placement Shares.

Section 4.  Conditions of the Purchaser’s Obligations.  The obligations of the Purchaser to purchase and pay for the Private Placement Shares are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A. Representations and Warranties.  The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of such Closing Date as though then made.

B. Performance.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing Date.

C. No Injunction.  No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement.

D.  Registration Rights Agreement.  The Company shall have entered into the Registration Rights Agreement, in each case on terms satisfactory to the Purchaser.

E. Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the issuance and sale of the Private Placement Shares.

Section 5.  Conditions of the Company’s Obligations.  The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A. Representations and Warranties.  The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of such Closing Date as though then made.

B. Performance.  The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before such Closing Date.

C. No Injunction.  No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement.

D. Registration Rights Agreement.  The Company shall have entered into the Registration Rights Agreement, on terms satisfactory to the Company.

Section 6. Legends. The Company will issue the Private Placement Shares purchased by the Purchaser in the name of the Purchaser. The Private Placement Shares will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LOCKUP PURSUANT TO (I) A PRIVATE PLACEMENT SHARES PURCHASE AGREEMENT BETWEEN ARMADA ACQUISITION CORP. I AND ARMADA SPONSOR LLC AND (II) AN INSIDER LETTER BETWEEN, AMONG OTHERS, ARMADA ACQUISITION CORP. I AND NORTHLAND SECURITIES, INC. MAY ONLY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP PURSUANT TO THE TERMS SET FORTH IN PRIVATE PLACEMENT SHARES PURCHASE AGREEMENT AND THE INSIDER LETTER.”

Section 7. Waiver of Liquidation Distributions. In connection with the Private Placement Shares purchased pursuant to this Agreement, the Purchaser hereby waives any and all right, title, interest or claim of any kind in or to any distributions with respect to the Private Placement Shares whether (i) in connection with the exercise of redemption rights if the Company consummates the Business Combination, (ii) in connection with any tender offer conducted by the Company prior to a Business Combination, (iii) upon the Company’s redemption of shares of common stock sold in the Public Offering upon the Company’s failure to timely complete the Business Combination or (iv) in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the Company’s public shares if the Company does not timely complete the Business Combination or (B) with respect to any other provision relating to stockholders’ rights or pre-Business Combination activity.

Section 8.  Termination.  This Agreement may be terminated at any time after September 30, 2021 upon the election by either the Company or the Purchaser solely as to itself upon written notice to the other parties if the closing of the Public Offering does not occur prior to such date.

Section 9.  Survival of Representations and Warranties.  All of the representations and warranties contained herein shall survive the Closing Date.

Section 10.  Definitions.  Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.

Section 11.  Miscellaneous.

A. Successors and Assigns.  Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not.  Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement without the prior written consent of the other party hereto, other than assignments by the Purchaser to affiliates thereof.

B. Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C. Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

D. Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.  The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E. Governing Law.  This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York, without regard to the conflicts of laws principles thereof.

F. Amendments.  This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

ARMADA ACQUISITION CORP. I

By:	/s/ Stephen P. Herbert
	Name:	Stephen P. Herbert
	Title:	Chief Executive Officer and Chairman

PURCHASER:

ARMADA SPONSOR LLC

By:	/s/ Douglas M. Lurio
	Name:	Douglas M. Lurio
	Title:	Managing Member

[Signature page to Private Placement Shares Purchase Agreement]